4th Quarter 2016 Flagstar Bancorp, Inc. (NYSE: FBC) Earnings Presentation 4th Quarter 2016 January 24, 2017

4th Quarter 2016 Cautionary statements This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business and performance, the economy and other future conditions, and forecasts of future events, circumstances and results. However, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies and other factors. Generally, forward-looking statements are not based on historical facts but instead represent our management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, plan, estimate, may increase, may fluctuate, and similar expressions or future or conditional verbs such as will, should, would and could. Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors, including without limitation those found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (flagstar.com) and on the Securities and Exchange Commission's website (sec.gov). Any forward-looking statements made by or on behalf of us speak only as to the date they are made, and we do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made, except as required under United States securities laws. In addition to results presented in accordance with GAAP, this presentation includes non-GAAP financial measures. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the capital requirements Flagstar will face in the future and underlying performance and trends of Flagstar. Non-GAAP financial measures have inherent limitations, which are not required to be uniformly applied. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. Flagstar’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements. Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in these conference call slides. Additional discussion of the use of non-GAAP measures can also be found in the Form 8-K Current Report related to this presentation and in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission. These documents can all be found on the Company’s website at flagstar.com. 2

4th Quarter 2016 Executive Overview Sandro DiNello, CEO

4Q16 Strategic highlights

4th Quarter 2016

Unique relationship-based business model	• Continue to make progress on long-term financial targets (ROA of 1.2 – 1.6% and ROCE of 13 – 18%): - 4Q16 ROA of 0.8% and ROCE of 8.6% - FY16 adjusted ROA 1.1%(1) and adjusted ROCE of 11.8%(1)
Grow community banking	• Banking growth better-than-expected: - Average total commercial loans up 6% vs. 3Q16 and up 56% vs. 4Q15 - Average retail deposits up 2% vs. 3Q16 and up 10% vs. 4Q15
Expand mortgage revenues	• Net gain on loan sales fell to $57 million due to: - Anticipated seasonal factors - Lower refinance activity from significantly higher interest rates
Highly profitable operations	• Solid, consistent financial results (EPS $0.49 per diluted share) • Net interest income rose $7 million (or 9%) vs. 3Q16; highest level in the Company's history
Positioned to thrive in any market	• Strong credit metrics: NPLs at 0.67%, consumer delinquencies at 0.36% and ALLL coverage at 2.4% of LHFI • Relatively neutral interest rate risk position; strong liquidity • Tier 1 leverage ratio remained strong at 8.9 percent • Continued robust risk management infrastructure and culture

1) References non-GAAP number for 3Q16 and GAAP number for 4Q16. 3Q16 number shown excludes DOJ benefit during that period. Please see reconciliation on slide 44.

4

Flagstar Bancorp

4th Quarter 2016 Financial Overview Jim Ciroli, CFO

4th Quarter 2016 4Q16 Financial highlights Profitable results Solid banking growth • Net interest income increased $7 million to $87, up 9% from 3Q16 - Average earning assets up 4% vs 3Q16 and up 14% vs 4Q15 - Net interest margin up 9 bps Good expense control • Noninterest expense unchanged at $142 million - Legal and professional expense increased $4 million - Partially offset by $3 million drop in compensation and benefits expense Strong credit performance • Net charge-offs of $2 million, or 0.13%, versus $7 million, or 0.51%, during 3Q16 • Nonperforming loans HFI were flat at $40 million with no delinquencies in commercial portfolio • Allowance for loan losses covered 2.4% of loans HFI Robust capital position • Tier 1 leverage remained strong at 8.9% • Capital ratios are consistent or higher than peers before considering low risk content of business 1) References non-GAAP number for 3Q16 and GAAP number for 4Q16. 3Q16 number shown excludes DOJ benefit during that period. Please see reconciliation on slide 44. • Net income of $28 million, or $0.49 per diluted share, in 4Q16 - Net interest income increased 9% - Adjusted noninterest income down 26%(1) - Noninterest expense unchanged 6

Quarterly income comparison

4th Quarter 2016

$mm

		4Q16	3Q16		$ Variance	% Variance
Net interest income	A	$87	$80		$7	9%
Provision (benefit) for loan losses ("PLL")	B	1	7		(6)	(86%)
Net interest income after PLL		86	73		13	18%
Net gain on loan sales	C1	57	94		(37)	(39%)
Loan fees and charges	C2	20	22		(2)	(9%)
Loan administration income		4	4		-	0%
Net return on the mortgage servicing asset	C3	(5)	(11)		6	(55%)
Representation and warranty benefit		7	6		1	17%
Adjusted other noninterest income		15	17	(1)	(2)	(12%)
Total noninterest income		98	132	(1)	(34)	(26%)
Net gain on loan sales / total revenue		31%	44%	(1)		(14%)
Compensation and benefits		66	69		(3)	(4%)
Commissions and loan processing expense		30	29		1	3%
Other noninterest expenses		46	44		2	5%
Total noninterest expense	D	142	142		-	2%
Income before income taxes		**42**	**63**	(1)	**(21)**	**(33%)**
Provision for income taxes		14	22	(1)	(8)	36%
Adjusted net income		**$28**	**$41**	(1)	**($13)**	**(32%)**
Adjusted diluted earnings per share		**$0.49**	**$0.69**	(1)	**($0.20)**	(29%)
Profitability						
Net interest margin		2.67%	2.58%		9 bps	
Mortgage rate lock commitments, fallout adjusted		$6,091	$8,291		($2,200)	(27%)
Mortgage closings		$8,573	$9,198		($625)	(7%)
Gain on loan sale margin, HFS		0.93%	1.13%		-20 bps	
Adjusted efficiency ratio		76.7%	67.0%	(1)		

1) References non-GAAP number for 3Q16 and GAAP number for 4Q16. 3Q16 number shown excludes DOJ benefit during that period. Please see reconciliation on slide 44.

Observations

A Net interest income

- Net interest income increased 9%
  - Average earning assets rose 4%, led by growth in loans HFI (up 5%)
  - Net interest margin increased 9 bps to 2.67%, led by a $2mm (6bps) benefit on the termination of certain fixed rate FHLB advances

B Provision (benefit) for loan losses

- Lower provision expense reflected strong asset quality and lower level of net charge-offs
- NPLs flat at $40mm, or 0.67%, of loans HFI

C Noninterest income

- Adjusted noninterest income decreased 26%[1]
  - Net gain on loan sales fell to $57mm on anticipated seasonal factors, lower refinance from significantly higher interest rates and price competition
  - Loan fees and charges decreased $2mm on lower mortgage closings
  - Net MSR return improved $6mm on lower prepayments and lower fair value charges on MSR sales, partially offset by unfavorable changes in fair value from volatile interest rates

D Noninterest expense

- Noninterest expense was unchanged
  - Legal and professional expense increased $4mm
  - Compensation & benefits decreased $3mm

Flagstar Bancorp

7

Average balance sheet highlights

4th Quarter 2016

4Q16 ($mm)

	Average Balance Sheet		
		Incr (Decr)[1]	
	$	$	%
Loans held-for-sale	$3,321	($95)	(3%)
Consumer loans[2]	2,691	111	4%
Commercial loans[2]	3,472	204	6%
Total loans held-for-investment	6,163	315	5%
Other earning assets[3]	3,333	279	9%
Interest-earning assets	12,817	$499	4%
Other assets	1,672	(158)	(9%)
Total assets	14,489	$341	2%
Deposits	$9,233	$107	1%
Short-term FHLB advances & other	1,427	354	33%
Long-term FHLB advances	1,573	(3)	(0%)
Other long-term debt	493	26	6%
Other liabilities	451	(76)	(14%)
Total liabilities	13,177	$408	3%
Preferred Equity	-	(72)	(100%)
Common Equity	1,312	5	0%
Total liabilities and equity	14,489	$341	2%
Book value per common share (12/31/16)[4]	$23.50	$0.78	3%

Observations

Interest-earning assets

- Average earning assets rose 4%, led by growth in loans HFI (up 5%)
  - Commercial real estate loans up $127mm or 12%
  - Commercial & industrial loans up $88mm or 14%
  - Warehouse loans down $11mm or 1%
- Improved net interest margin, excluding benefit from terminating certain fixed rate FHLB advances

Interest-bearing liabilities

- Average deposits increased 1%
  - Average retail deposits rose $132 or 2% on increased savings and demand deposits

Equity[4]

- Common equity to asset ratio of 9.5%
- Price to book ratio of 110% based on closing price as of January 23, 2017

1) Measured vs. the prior quarter.
2) Consumer loans include first and second mortgages, HELOC and other loans; commercial loans include commercial real estate, commercial & industrial and warehouse loans.
3) Other earning assets include interest earning deposits, investment securities and loans with government guarantees.
4) Common equity and book value ratios are calculated on ending period balances.

8

Flagstar Bancorp

4th Quarter 2016 Asset quality Performing TDRs and NPLs ($mm) 101 75 73 71 67 66 53 44 40 40 $167 $128 $117 $111 $107 12/31/2015 3/31/2016 6/30/2016 9/30/2016 12/31/2016 Peforming TDRs NPLs 1) Excludes loans carried under the fair value option and loans with government guarantees. Allowance coverage(1) (% of loans HFI) 3.0% 2.9% 2.6% 2.3% 2.4% 4.2% 4.5% 4.5% 3.8% 3.3% 1.4% 1.3% 1.2% 1.3% 1.6% 12/31/2015 3/31/2016 6/30/2016 9/30/2016 12/31/2016 Total Consumer Commercial Net charge-offs ($mm) Representation & warranty reserve(2) ($mm) $40 $40 $36 $32 $27 $20 $16 $11 $11 $6 12/31/2015 3/31/2016 6/30/2016 9/30/2016 12/31/2016 Reserve Repurchase pipeline 4 3 3 2 1 2 6 2 3 3 4 5 1 $9 $12 $9 $7 $2 4Q15 1Q16 2Q16 3Q16 4Q16 Adj. charge-offs Loan sales Govt. guaranteed loans 9 2) Please see slide 43 in the appendix for further details on the representation and warranty reserve.

4th Quarter 2016 Robust capital 8.6% 8.2% 8.6% 2.9% -49bps +42bps 2.8% +8bps +47bps 3.0% -41bps +63bps -21bps +21bps -40bps -293bps 11.5% 11.0% 11.6% 8.9% 8.9% 12/31/2015 3/31/2016 6/30/2016 9/30/2016 12/31/2016 • Flagstar continues to have strong capital levels after its TARP redemption - 4Q16 earnings generated 21bps of Tier 1 leverage - Capital ratios are consistent or higher than peers before considering the low risk content of our business • Flagstar has used excess capital to support balance sheet growth • Flagstar grows regulatory capital at a greater pace as it utilizes its NOL-related DTAs and reduces its MSRs • The balance sheet has trapped capital of: - $171mm of NOL-related DTAs (121bps of Tier 1 leverage) - $156mm of MSRs (110bps of Tier 1 leverage) • Robust capital generation will support future growth Observations 4Q16 Flagstar Bancorp Tier 1 leverage Well Capitalized 5.0% Tier 1 CET-1 Tier 1 Total RBC Leverage to RWA to RWA to RWA 4Q16 Actual 8.9% 13.1% 15.1% 16.4% 3 16 ctual 8.9 12.0 14.0 15.3 Higher rate capital generation (near-term) Tier 1 equity less TARP incl. deferred dividends TARP incl. deferred dividends Balance sheet impact Net earnings contribution 2016 phase-in under Basel III TARP redemption 10

4th Quarter 2016 Business Segment Overview Lee Smith, COO

4th Quarter 2016 Community banking Average commercial loans ($bn) Commercial loan total commitments ($bn) Average consumer loans ($bn) Average deposit funding(1) ($bn) 0.4 0.6 0.6 0.6 0.7 0.8 0.8 0.9 1.1 1.2 1.0 1.0 1.3 1.6 1.5 $2.2 $2.4 $2.8 $3.3 $3.5 4Q15 1Q16 2Q16 3Q16 4Q16 Commercial and Industrial Commercial Real Estate Warehouse 0.9 0.9 1.0 1.1 [VALUE] 1.1 1.3 1.5 1.8 [VALUE] 2.2 2.3 2.4 2.9 [VALUE] $4.2 $4.5 $4.9 $5.8 [VALUE] 12/31/2015 3/31/2016 6/30/2016 9/30/2016 12/31/2016 Commercial and Industrial Commercial Real Estate Warehouse 2.9 2.8 2.2 2.1 2.2 0.5 0.5 0.5 0.5 0.5 $3.4 $3.3 $2.7 $2.6 $2.7 4Q15 1Q16 2Q16 3Q16 4Q16 Residential First Mortgages Other Consumer Loans 5.8 5.8 6.1 6.2 6.3 1.1 1.1 1.0 1.1 1.0 1.2 1.2 1.6 1.9 1.9 $8.1 $8.1 $8.6 $9.1 $9.2 4Q15 1Q16 2Q16 3Q16 4Q16 Retail Government Company-controlled deposits 1) Includes company-controlled deposits which are included as part of mortgage servicing. 12

4th Quarter 2016 $61 $65 $73 $73 $76 $79 $77 $80 $87 $8,725 $9,422 $10,367 $10,693 $11,240 $11,871 $11,639 $12,318 $12,817 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 Net Interest income Average earning assets ● Sold lower performing assets and re-deployed capital into higher spread commercial loans ● Transition to more stable net interest income Average earning assets and net interest income ($mm) CAGR 21% CAGR 19% 13 Higher net interest income is stabilizing earnings

4th Quarter 2016 3.4 3.8 4.7 5.1 4.5 1.4 1.5 2.1 2.3 1.9 1.0 1.0 1.5 1.8 2.1 $5.8 $6.3 $8.3 $9.2 $8.6 4Q15 1Q16 2Q16 3Q16 4Q16 Conventional Government Jumbo Mortgage originations Closings by purpose ($bn) 2.9 2.7 3.8 3.9 3.2 2.9 3.7 4.5 5.3 5.3 $5.8 $6.3 $8.3 $9.2 $8.6 4Q15 1Q16 2Q16 3Q16 4Q16 Purchase originations Refinance originations Closings by mortgage type ($bn) Net gain on loan sales – revenue and margin Fallout-adjusted locks ($bn) $5.0 $6.9 $8.1 $8.3 $6.1 4Q15 1Q16 2Q16 3Q16 4Q16 $66 $85 $46 $75 $90 $94 $57 0.92% 0.96% 1.04% 1.13% 0.93% 4Q15 1Q16 2Q16 3Q16 4Q16 Gain on loan sale (HFS) Gain on HFI transfer Gain on sale margin (HFS) 14

4th Quarter 2016 MSR / regulatory capital (Bancorp) Loans serviced (‘000) $ UPB of MSRs sold ($bn) 2.5 2.6 2.1 4.2 1.7 2.5 3.2 2.5 $4.2 $5.1 $2.2 $5.3 $6.7 4Q15 1Q16 2Q16 3Q16 4Q16 Bulk Sales Flow Transactions 119 119 134 139 133 212 206 194 207 221 31 29 30 29 29 362 354 358 375 383 12/31/2015 3/31/2016 6/30/2016 9/30/2016 12/31/2016 Serviced for Others Subserviced for Others Flagstar Loans HFI 28% 27% 28% 29% 31% 21% 19% 20% 25% 27% 12/31/2015 3/31/2016 6/30/2016 9/30/2016 12/31/2016 MSR to Tier 1 Common MSR to Tier 1 Capital Mortgage servicing Average company-controlled deposits ($bn) $1.2 $1.2 $1.6 $1.9 $1.9 4Q15 1Q16 2Q16 3Q16 4Q16 15

4th Quarter 2016 71% 71% FY15 FY16 Noninterest expense and efficiency ratio Adjusted efficiency ratio(1) 75% 75% 68% 67% 77% 4Q15 1Q16 2Q16 3Q16 4Q16 Quarterly noninterest expense ($mm) $129 $137 $139 $142 $142 4Q15 1Q16 2Q16 3Q16 4Q16 • Flagstar‘s long-term objective is to achieve an efficiency ratio in the mid-60’s 1) References non-GAAP number for 3Q16 and GAAP number for 4Q16. 3Q16 number shown excludes DOJ benefit during that period. Please see reconciliation on slide 44. 16

4th Quarter 2016 Closing Remarks / Q&A Sandro DiNello, CEO

4th Quarter 2016 Guidance(1) 18 1) See cautionary statements on slide 2. Net interest income • Average earning assets up slightly from year-end, led by growth in C&I, CRE and jumbo mortgage loans, partially offset by decline in warehouse loans from lower mortgage market volume • Net interest margin stable to up slightly Gain on loan sale income • Gain on loan sale income down approximately 5% - Gain on loan sale margin down moderately on continued price competition - Fallout-adjusted lock volumes up approximately 6% on seasonality Net MSR return • Net return on the mortgage servicing asset approximates 4-6% • Mortgage servicing asset relatively flat Provision for loan losses • Provision for loan losses to replace net charge-offs, consistent with FY16 run rate Noninterest expenses • Noninterest expenses to remain fairly stable between $142 - $147 million 2017 1st quarter outlook

4th Quarter 2016 Appendix Company overview 20 Financial performance 25 Community banking 28 Mortgage origination 36 Mortgage servicing 38 Capital and liquidity 40 Asset quality 43 Non-GAAP reconciliation 44

4th Quarter 2016 Flagstar at a glance COMPANY OVERVIEW 41 Retail home lending offices in 21 states(1) 99 Branches in Michigan Bank branches Retail home lending Community banking • Leading Michigan-based bank with a balanced, diversified lending platform • $14.1bn of assets and $8.8bn of deposits • 99 branches • 105k household & 14k business relationships Mortgage origination • Leading national originator • Originated $32.5bn of residential mortgage loans during 2016 • More than 1,350 TPO relationships • Retail lending network included 41 locations in 21 states Mortgage servicing • 8th largest sub-servicer of mortgage loans nationwide • Currently servicing approximately 383k loans • Scalable platform with capacity to service 1mm loans • Low cost deposits from escrow balances Corporate Overview • Traded on the NYSE (FBC) • Headquartered in Troy, MI • Market capitalization $1.5bn • Member of the Russell 2000 Index 20 1) Includes eight home lending offices located in banking branches.

4th Quarter 2016 Flagstar’s one-of-a-kind business model … Originates mortgages in multiple channels on a national scale, which … … Deploy excess funding into lending opportunities where we are a lender of choice, which … … Cross-sell our banking products to deepen our B2B relationships, which … … Leverages our scalable sub-servicing platform, which … … Builds enduring net interest margin driven revenue, allowing us to … … Generates stable, lower cost, long-term funding, which we are able to ... … Expands our key B2B relationships to develop greater mortgage origination referrals, improving our ability to … … Generates capital with high ROE fee-based activity and servicing relationships, which … COMPANY OVERVIEW 21

COMPANY OVERVIEW
4th Quarter 2016

Flagstar has a strong executive team

Board of Directors
John Lewis
Chairman

Chief Audit Officer
David Colajezzi

Sandro DiNello
President & CEO

- CEO since 5/13
- Over 35 years of banking experience with Flagstar and its predecessors with a strong emphasis on community banking, including the management of retail operations and product strategy

Chief Operating Officer
Lee Smith

- COO since 5/13
- Formerly a partner of MatlinPatterson Global Advisors and a Senior Director at Zolfo Cooper
- Extensive expe-rience in financial management and operations
- Chartered Accoun-tant in England and Wales

Chief Financial Officer
Jim Ciroli

- CFO since 8/14
- Nearly 30 years of banking and financial services experience with First Niagara, Huntington and KeyCorp

Mortgage Banking
Len Israel

- President of Mortgage Banking since 6/15
- 30 years of mortgage industry experience with Mission Hills Mortgage, IndyMac and CitiMortgage

Community Banking
Sandro DiNello

- Currently serving as Director

Drew Ottaway

- Managing Director of Lending since 11/15
- Has over 25 years of commercial lending experience in southeast Michigan with Comerica and NBD

Chief Risk Officer
Steve Figliuolo

- CRO since 6/14
- Over 35 years of financial services experience with Citizens Republic, Fleet Boston Financial, First Union and Chase Manhattan

General Counsel
Patrick McGuirk

- General Counsel since 6/15
- 20 years of legal experience with the FDIC and Sidley Austin LLP

22

Flagstar Bancorp

Risk management

COMPANY OVERVIEW
4th Quarter 2016

Best-in-class risk management platform with 189 FTEs[1]


Board of Directors
Risk Committee
Enterprise Risk Committee
Sandro DiNello
President & CEO
Steve Figliuolo
Chief Risk Officer
Karen Sabatowski
Chief Compliance Officer
Regulatory Affairs
Modeling & Analytics ERM
Chief Credit Officer
QC / Appraisal Review
MFIU Fraud Investigations
Loan Review
Operational Risk
AML / BSA
Compliance

	Regulatory Affairs	Modeling & Analytics ERM	Chief Credit Officer	QC / Appraisal Review	MFIU Fraud Investigations	Loan Review	Operational Risk	AML / BSA	Compliance
FTEs	5	8	53	48	11	8	5	31	20

Modeling & Analytics ERM:

- Capital planning / stress test modeling

Chief Credit Officer:

- Mortgage
- Warehouse
- Commercial
- Consumer
- TPO's
- Counterparty

Operational Risk:

- Model risk management
- Risk assessment/ deficiency mgmt
- R&W reserve
- Market risk
- Effective challenge

[1] Excludes 24 FTEs in internal audit and 3 FTEs in Sarbanes-Oxley compliance

23

Flagstar Bancorp

COMPANY OVERVIEW
4th Quarter 2016

Strong growth opportunities

	Grow community banking	Expand mortgage business
Build	• Team lift outs • Grow housing finance related relationships[1] - Expand warehouse lending (400bps spreads) - Grow builder finance lending (350bps spreads) - Build MSR lending (500bps spreads; LTVs<60%) • Cultivate middle-market commercial relationships in foot-print	• Recruit experienced talent to increase share of origination market - Distributed and direct-to-consumer retail - TPO account executives • Grow servicing operations - Acquire new sub-servicing relationships - Cross-sell additional revenue capabilities
Buy	• Buyers of size in Michigan are engaged on other projects for the foreseeable future • Michigan is a highly fragmented banking market • Focused on our share in metro markets • Acquiring deposit oriented franchises that lag in profitability because of lack of asset generation	• No strategic buyers of size • Highly fragmented industry with aging individual ownership • Regulatory and interest rate environment is accelerating exits • Will consider accretive transactions that add incrementally to annual origination volume

1) Indicated spreads are targets and may not be reflective of actual spreads.

24

Flagstar Bancorp

4th Quarter 2016 Long-term targets • Long-term target of 1.2 - 1.6% - Add incremental revenue with low incremental cost - Improved risk management will deliver long-run savings - FY16 adjusted return on average assets of 1.1%(1) (top 30% of banks $10bn - $50bn of assets(2)) • Long-term target of 13 - 18% - Add / increase high ROE businesses - Adjusted return on average equity of 11.8%(1) (top 15% of banks $10bn - $50bn of assets(2)) Financial Performance Return on assets Return on equity • Lender of choice in key markets (Michigan, national housing finance) • Long-term target of 50% of revenue • Growth trajectory 10 - 15% - Every additional $1bn of earning assets increases pre-tax profits ~$20mm – $25mm - Rotate lower spread assets to higher spread assets while minimizing capital costs • Nationally recognized leader the quick brown fox d • Long-term target of 50% of revenue • Growth trajectory 5 - 10% - Expand retail originations (distributed, DTC) - Every 100k in new loans sub-serviced generates $5mm - $7mm of incremental pre-tax profits Revenues Mortgage Banking FINANCIAL PERFORMANCE 1) References non-GAAP number for 3Q16 and GAAP number for 4Q16. 3Q16 number shown excludes DOJ benefit during that period. Please see reconciliation on slide 44. 2) Data for top ROA and ROE is as of December 31, 2016 (September 30, 2016 if not available) for all major exchange U.S. Banks with assets between $10bn and $50bn, excluding Puerto Rican banks. 25

4th Quarter 2016 Proposed corporate tax reform FBC considerations regarding potential tax reform • A reduction of the U.S. corporate tax rate would impact FBC’s earnings by: - Reducing deferred tax asset upon the enactment date of the law • Reduction in tangible book value • Limited reduction to regulatory capital - Decreasing effective tax rate, which will increase net income and EPS upon effective date of the law • Focus on implementing strategies to maximize economic benefit of DTA Pro-forma impact of potential tax reform ($mm) Date Federal NOL Other (2) Total 12/31/16 (actual) $168 $118 $286 FY17 tax expense (1) (70) - (70) 12/31/17 (pro-forma) $98 $118 $216 FY2018 Pro forma Tier 1 corporate tax rate NOL Other Total Capital(4) 35% $0 $0 $0 0 bps 30% ($14) ($17) ($31) (4 bps) 25% ($28) ($34) ($62) (7 bps) 20% ($42) ($51) ($92) (15 bps) Notes: (1) Represents consensus estimate from analysts covering FBC. (2) Other includes DTAs related to state NOLs and reserves for ALLL, R&W and DOJ. (3) Represents write-down in value of DTA at new tax rate. (4) Represents reduction in Tier 1 Capital at new tax rate. Deferred tax asset, net Income Statement(3) FINANCIAL PERFORMANCE 26

4th Quarter 2016 1 /3 1 /2 0 1 6 2 /2 9 /2 0 1 6 3 /3 1 /2 0 1 6 4 /3 0 /2 0 1 6 5 /3 1 /2 0 1 6 6 /3 0 /2 0 1 6 7 /3 1 /2 0 1 6 8 /3 1 /2 0 1 6 9 /3 0 /2 0 1 6 1 0 /3 1 /2 0 1 6 1 1 /3 0 /2 0 1 6 1 2 /3 1 /2 0 1 6 1 /3 1 /2 0 1 6 2 /2 9 /2 0 1 6 3 /3 1 /2 0 1 6 4 /3 0 /2 0 1 6 5 /3 1 /2 0 1 6 6 /3 0 /2 0 1 6 7 /3 1 /2 0 1 6 8 /3 1 /2 0 1 6 9 /3 0 /2 0 1 6 1 0 /3 1 /2 0 1 6 1 1 /3 0 /2 0 1 6 1 2 /3 1 /2 0 1 6 Valuation metrics Observation: Flagstar has a valuation discount to its banking peers. The Company closed the valuation gap through October, but has underperformed since the election. Market / tangible book Price / LTM earnings . FBC valuation vs. SNL U.S. Bank and Thrift Index Market value gap: ~$0.9B Market value gap: ~$0.8B . FBC valuation vs. SNL U.S. Bank and Thrift Index 62% 57% 67% 67% 77% 85% FINANCIAL PERFORMANCE 27

Strong market position as leading Michigan-based community bank

COMMUNITY BANKING

4th Quarter 2016

Market share

Leading position among independent banks

Rank				Deposits ($mm)	
Overall	MI-based	Institution (pro forma)	Branches	Total	Share
1		Chase	246	$42,006	21%
2		Comerica	214	26,963	13%
3		PNC	206	17,326	9%
4		Bank of America	127	16,564	8%
5		Fifth Third	215	16,073	8%
6		Huntington (pro forma)	362	15,212	8%
7	1	Chemical (pro forma)	224	11,281	6%
8	**2**	**Flagstar**	**99**	**8,773**	**4%**
9		Citizens	98	5,138	3%
10		TCF	54	2,908	1%
		Top 10	**1,845**	**$162,244**	**81%**

Attractive markets

	Flagstar Deposits		Deposit	Median	Proj HHI	Proj pop
Market	$mm	% of total	mkt share	HHI(2)	growth(2)(3)	growth(2)(3)
Oakland County	3,456	47.5%	7.0%	72,183	10.7%	2.7%
Grand Rapids MSA	402	5.5%	2.0%	58,024	10.3%	4.3%
Ann Arbor MSA	296	4.1%	3.6%	65,958	9.2%	3.3%
Key Flagstar markets	4,154	57.1%	5.3%	70,369	10.6%	2.9%
National aggregate				57,462	8.7%	3.8%

Flagstar's branch network



Cheboygan
Petoskey
Alpena
Traverse City
Mio
Huron National Forest
West Branch
Tawas City
Manistee
Cadillac
Saginaw Bay
Ludington
Manistee National Forest
Big Rapids
Midland
Bad Axe
Saginaw
Sandusky
Norton Shores
Muskegon
Walker
Grand Rapids
Flint
Holland
Wyoming
Waterford
St Clair Shores
Portage
Adrian
South Bend
Toledo

Source: SNL Financial; Note: Deposit data as of June 30, 2016; MI-based banks highlighted; Pro forma for pending mergers and acquisitions.

1) Oakland County data excludes $1.5bn of company-controlled deposits held at company headquarters.
2) Flagstar Median HHI, projected HHI growth and projected population growth are deposit weighted.
3) 2017–2022 CAGR.

28

Flagstar Bancorp

4th Quarter 2016 Deposits Portfolio and strategy overview 5.8 5.8 6.1 6.2 6.3 2.3 2.3 2.6 2.9 2.9 $8.1 $8.1 $8.6 $9.1 $9.2 4Q15 1Q16 2Q16 3Q16 4Q16 Retail deposits Other deposits Total average deposits ($bn) +13.6% YOY • Flagstar gathers deposits from consumers, small businesses and select governmental entities – Traditionally, CDs and savings accounts represented the bulk of our branch-based retail depository relationships – Today, we are focused on growing DDA relationships with small business and consumers – We additionally maintain depository relationships in connection with our mortgage origination and servicing businesses, and with Michigan governmental entities – Cost of total deposits equal to 0.52%(1) DDA 12% Savings 42% MMDA 3% CD 12% Company- controlled 20% Government & other 11% 69% retail Total : $9.2bn 0.52% cost of total deposits(1) 4Q16 total average deposits COMMUNITY BANKING 1. Total deposits include noninterest bearing deposits. 29

4th Quarter 2016 Deposit growth opportunities • Average balance of $1.0bn during 4Q16 • Cost of total government deposits: 0.52%(2) during 4Q16 • Michigan deposits are not collateralized • Strong relationships across the state • Average balance of $0.4bn during 4Q16 • Flagstar has realized year-over-year growth in treasury management services of: - Deposits 27% • Average balance of $1.9bn during 4Q16 on 383k loans serviced and sub-serviced • Low cost of deposits • Deposit balances increase along with the number of loans serviced & sub-serviced • Average balance of $5.9bn during 4Q16 of which 77% are customer demand & savings accounts • Cost of total core deposits(1): 0.68%(2) during 4Q16 • Average core deposits of $64mm per branch • Flagstar’s brand campaign and targeted acquisition offers are helping grow its core deposit base Core Deposits Retail Commercial Other Deposits Government Company controlled COMMUNITY BANKING 1) Core deposits equal total deposits less government deposits and company-controlled deposits. 2) Total deposits include noninterest bearing deposits. 30

4th Quarter 2016 2.5 2.9 2.9 3.4 3.3 5.6 5.7 5.6 5.8 6.2 0.5 0.5 0.4 0.4 0.4 $8.6 $9.1 $8.9 $9.7 $9.9 4Q15 1Q16 2Q16 3Q16 4Q16 Loans HFS Loans HFI Loans with government guarantees 1st Mortgage HFI; 22% 2nds, HELOC & other; 5% [CATEGORY NAME] [PERCENTA GE] [CATEGORY NAME] [PERCENTAG E] Loans with government guarantees; 4% 1st Mortgage HFS; 34% 4Q16 average loans Lending Portfolio and strategy overview Total average loans ($bn) • Flagstar’s largest category of earning assets consists of loans held-for-investment which averaged $6.2bn during 4Q16 – Loans to consumers consist of residential first and second mortgage loans, HELOC and other – C&I / CRE lending is an important growth strategy, offering risk diversification and asset sensitivity – Warehouse lending to both originators that sell to Flagstar and those who sell to other investors • Flagstar maintains a balance of mortgage loans held- for-sale which averaged $3.3bn during 4Q16 – Essentially all of our mortgage loans originated are sold into the secondary market – Flagstar has the option to direct a portion of the mortgage loans it originates to its own balance sheet COMMUNITY BANKING 31

Commercial lending

COMMUNITY BANKING

Diversified relationship-based commercial lending capabilities

4th Quarter 2016

Overview

Warehouse	• Warehouse lines with approximately 260 relationships nationwide, of which slightly more than 90% sell a portion of their loans to Flagstar • Collateralized by mortgage loans being funded which are paid off once the loan is sold
Commercial Real Estate	• Diversified property types which are primarily income-producing in the normal course of business • Focused on experienced top-tier developers with significant deposit and non-credit product opportunities
Commercial & Industrial	• Lines of credit and term loans for working capital needs, equipment purchases, and expansion projects • Primarily Michigan based relationships or relationships with national finance companies

Warehouse - $1.2bn (12/31/16)

% Advances sold to Flagstar


[CATEGORY NAME]; ~60 borrowers
[CATEGORY NAME]; ~150 borrowers
[CATEGORY NAME]; ~50 Borrowers

Average 39% advances sold to Flagstar

Commercial Real Estate - $1.3bn (12/31/16)

Property type


Retail 20%
Owner-occupied 19%
Multi-family 18%
Home builder finance [PERCENTAGE]
Office 15%
Special purpose 9%
Industrial 3%

74% Michigan

Commercial & Industrial - $0.8bn (12/31/16)

Industry


Manufacturing 19%
Servicing Advances 8%
Distribution 6%
Govt & Educ. 4%
Services 37%
Financial, Insurance & Real Estate (FIRE) 26%

49% Michigan; 20% national finance

32

Flagstar Bancorp

4th Quarter 2016 Sandro DiNello President & CEO Drew Ottaway Managing Director of Lending Warehouse Lending Commercial Real Estate Comprised of lending officers who average experience of 21 years in banking (3+ with Flagstar). Prior banking experience includes Fifth Third, Wells Fargo and Bank of America. Homebuilder Finance Commercial & Industrial Newly recruited team of lending officers who have extensive experience of more than 20 years in banking. Prior banking experience includes Texas Capital and Royal Bank of Canada. Comprised of lending officers who average experience of 26 years in banking (13 with Flagstar). Prior banking experience includes Citizens Bank, Bank of America and Texas Capital. Comprised of lending officers who average experience of 25 years in banking (2+ with Flagstar). Prior banking experience includes Fifth Third, PNC, Bank of America and JPM Chase. Flagstar has deep commercial lending experience Supported by a team of credit officers with more than 15 years average banking experience. Supported by a team of credit officers with more than 20 years average banking experience. Supported by a team of credit officers with nearly 15 years average banking experience. Supported by a team of credit officers with more than 15 years average banking experience. COMMUNITY BANKING 33

4th Quarter 2016 Warehouse lenders ranked by commitments ($mm) YOY Rank Institution Growth Total Share 1 JPMorgan Chase 48% $8,000 14% 2 Wells Fargo 8% 5,300 9% 3 Texas Capital 15% 4,961 9% 4 Comerica -5% 3,800 7% 5 BB&T 25% 3,700 6% 6 Customers Bank 15% 3,320 6% 7 First Tennessee 42% 3,035 5% 8 U.S. Bancorp 43% 2,800 5% 9 Flagstar Bancorp 42% 2,705 5% 10 Santander Bank 26% 2,450 4% Top 10 24% $40,071 69% 3Q16 Source: Inside Mortgage Finance as of December 2, 2016. FBC average warehouse loans ($mm) 62% 57% Warehouse lending ● National relationship based lending platform ● Attractive asset class with good spreads (approximately 400bps) and low credit risk ● Strong demonstrated growth potential (Top 10 commitments up 24% year-over-year) ● Flagstar is well positioned to gain market share, leveraging relationships in complementary lines of business, including home builder finance and mortgage originations COMMUNITY BANKING 34 $975 $966 $1,317 $1,553 $1,542 4Q15 1Q16 2Q16 3Q16 4Q16

4th Quarter 2016 Home builder finance ● National relationship based lending platform ● Attractive asset class with good spreads (approximately 350bps) ● Focused on markets with strong housing fundamentals and higher growth potential - High level of housing starts / purchase originations - Attractive cross-sell opportunities including warehouse loans, commercial deposits and purchase originations ● Flagstar is well positioned to gain market share given builder and mortgage relationships COMMUNITY BANKING Home builder loan commitments ($mm) $92 $155 $181 $131 $168 $220 $0 $223 $323 $401 3/31/2016 6/30/2016 9/30/2016 12/31/2016 Outstanding Unused Home builder finance footprint Primary markets Secondary markets 35

4th Quarter 2016 Originates mortgages in multiple channels on a national scale MORTGAGE ORIGINATIONS 36 Residential mortgage originations by channel ($bn) Broker Correspondent Retail $4.1 $4.8 $6.2 $7.0 $6.5 4Q15 1Q16 2Q16 3Q16 4Q16 $1.4 $1.3 $1.6 $1.6 $1.4 4Q15 1Q16 2Q16 3Q16 4Q16 $0.3 $0.3 $0.5 $0.6 $0.6 4Q15 1Q16 2Q16 3Q16 4Q16 • 3.0% market share with #9 national ranking(1) • More than 600 brokerage relationships in 50 states in 4Q16 • Targeted gain on sale margin of ~90bps • Top 10 relationships account for 23% of overall brokerage volume 1) Data source: As reported by Inside Mortgage Finance for 3Q16 published November 25, 2016. • 3.9% market share with #6 national ranking(1) • More than 700 correspondent partners in 50 states in 4Q16 • Targeted gain on sale margin of ~60bps • Top 10 relationships account for 18% of overall correspondent volume • Warehouse lines with approximately 250 correspondent relationships • Loan officer additions have expanded our retail footprint to 42 locations in 21 states • Targeted gain on sale margin of ~340bps • Direct-to-consumer is 37% of retail volume

Flagstar has restructured its operations to be profitable even at historical lows for the mortgage origination market

MORTGAGE ORIGINATIONS
4th Quarter 2016

U.S. residential mortgage origination market (historical and projected volumes)


$ in trillions
$1.2
$1.9
$2.1
$1.5
$1.2
$1.4
$1.5
$2.5
$2.2
$1.6
$3.3
$4.3
$5.6
$4.0
$4.1
$3.8
$3.0
$1.7
$2.1
$1.8
$1.6
$2.2
$2.0
$1.3
$1.7
$1.9
$1.6

	1991	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016E	2017F
Nominal $	$0.6	$0.9	$1.0	$0.8	$0.6	$0.8	$0.9	$1.5	$1.3	$1.0	$2.2	$2.9	$3.9	$2.9	$3.1	$3.0	$2.4	$1.5	$1.8	$1.6	$1.5	$2.1	$1.9	$1.2	$1.7	$1.9	$1.6
Real[(1)] $	$1.0	$1.5	$1.7	$1.2	$1.0	$1.2	$1.3	$2.1	$1.9	$1.4	$3.0	$3.8	$5.1	$3.7	$3.8	$3.5	$2.8	$1.7	$2.0	$1.8	$1.6	$2.2	$1.9	$1.2	$1.7	$1.9	$1.6
Adjusted[(2)] $	$1.2	$1.9	$2.1	$1.5	$1.2	$1.4	$1.5	$2.5	$2.2	$1.6	$3.3	$4.3	$5.6	$4.0	$4.1	$3.8	$3.0	$1.7	$2.1	$1.8	$1.6	$2.2	$2.0	$1.3	$1.7	$1.9	$1.6

Source: Inside Mortgage Finance for actual periods and a blended average of forecast by Fannie Mae, Freddie Mac and Mortgage Bankers Association.

1. Adjusted for historical inflation as reported by Bloomberg (2015 = 100).
2. Adjusted for population growth as reported by the US Census Bureau (2015 = 100).

37

Flagstar Bancorp

4th Quarter 2016 154 7 35 MSR portfolio as of 12/31/16 MSR portfolio characteristics (% UPB) MSR portfolio statistics Measure ($mm) 9/30/2016 12/31/2016 Difference Unpaid principal balance $31,372 $31,207 ($165) Fair value of MSR $302 $335 $33 Capitalized rate (% of UPB) 0.96% 1.07% 0.11% Multiple 3.443 4.010 0.567 N te rate 3.926% 3.878% -0.048% Service fee 0.279% 0.267% -0.012% Average Measure ($000) UPB per loan $226 $234 $8 FICO 738 745 7 Loan to value 73.00% 69.81% -3.19% $ return – MSR asset $ Return 4Q15 1Q16 2Q16 3Q16 4Q16 Net hedged profit (loss) $1 $1 $1 $4 ($5) Carry on asset 16 6 9 13 17 Run-off (8) (11) (15) (19) (17) Gr ss r turn on the mortgage servicing asset $9 ($4) ($5) ($2) ($5) Sale transaction & P/L - (2) 1 (9) 1 Model Changes - - - - (1) Net return on the mortgage servicing asset $9 ($6) ($4) ($11) ($5) Average mortgage servicing rights $304 $285 $307 $316 $327 2016; 56% 2015; 31% 2014; 9% 2013 & prior; 4% by Vintage Fannie 68% Freddie 28% [CATEGOR Y NAME](1) [PERCENT AGE] Private 2% by Investor MORTGAGE SERVICING 38 1) MSR sales closed during 4Q16 represented nearly all of the Company’s remaining GNMA MSRs.

4th Quarter 2016 Mortgage servicing rights Increase in Mortgage Servicing Rights • Surprising U.S. election results raised expectations for a pro-growth agenda, causing a jump in mortgage rates and volatility during 4Q16 [see chart at right] • FBC realized a $33mm increase (up 11%) in the value of its mortgage servicing rights Net Loss on the Mortgage Servicing Asset • The Company experienced a $5mm net loss on the mortgage servicing asset in 4Q16 • The increase from the prior quarter was primarily due to: - $7 million charge recognized in 3Q16 related to MSR sales that closed in 4Q16 - Lower prepayments - Partially offset by unfavorable changes in fair value from increase in market implied interest rate volatility in 4Q16 MSR Hedging Strategy • Goal is to protect yield • Duration and mortgage basis hedged using swaps, MBS and TBA • Yield curve, convexity and implied volatility hedged using swaptions Strategy and results Market implied volatility (Vega) • During 4Q16, vega increased from 75 bps to 91 bps, reaching its highest level of the year • Vega is still low by historical standards versus highs of: - 115 bps in 2011 - 150 bps in 2009 MORTGAGE SERVICING 39

4th Quarter 2016 3% Other liabilitie s 3% Other long- term debt Liabilities & Equity 154 7 35 Balance sheet composition 4Q16 average balance sheet (%) Assets Attractive relationship lending with no loans >30 days delinquent Primarily low risk, stable assets (FHLB stock, BOLI, premises & equipment, deferred tax asset, etc.) ~75% of assets are in lower risk-content assets: cash, marketable securities, warehouse loans, loans held-for-sale and freshly-originated, high-FICO conforming mortgages underwritten by Flagstar 9% Other assets 2% MSR 11% Warehouse loans Loans held-for-sale 23% Mortgage loans held-for-investment 21% Agency MBS 20% 1% Cash 13% Commercial loans CAPITAL AND LIQUIDITY Efficiently funds loans held-for-sale and warehouse loans 40 51% Deposits excluding company- controlled deposits (“CCD”) 21% FHLB borrowings 9% Common equity 13% Company-controlled deposits (“CCD”)

4th Quarter 2016 Liquidity and funding 94% 81% 76% 78% 82% 12/31/2015 3/31/2016 6/30/2016 9/30/2016 12/31/2016 1) Total loans (excluding loans held-for-sale & warehouse loans); Core deposits equal total deposits less government deposits and company-controlled deposits Loans / core deposits(1) 154 7 35 Core deposits¹ / deposits (%) 74% 70% 71% 67% 72% Commentary ■ Flagstar has invested significantly in building its Community Bank, which provides attractive core deposit funding for its balance sheet ■ These retail deposits are supplemented by Company- controlled deposits from the servicing business ■ Much of the remainder of Flagstar’s balance sheet is self- funding given it is eligible collateral for FHLB advances (which provides significant liquidity capacity) CAPITAL AND LIQUIDITY 41

CAPITAL AND LIQUIDITY

4th Quarter 2016

Low interest rate risk

Net interest margin – 12 month horizon instantaneous shocks ($mm)


up 100 bps
Bear Flattener
12/31/16
450bps
400bps
350bps
300bps
250bps
200bps
150bps
100bps
50bps
0bps
1 month
3 months
6 months
1 year
2 years
3 years
5 years
7 years
10 years
20 years
30 years

($ in mm)	Up 100bps Parallel Shift	Up 100bps Bear Flattener
Net interest income	$10	($25)
Noninterest Income	($10) to $0	$0 to $25

Economic value of equity

Change in Rates (bps)	Economic Value of Equity ($bn)	Change ($bn)	Change (%)	Policy Limit (%)
+300	$1.927	($0.173)	(8.2%)	(22.5%)
+200	$2.005	($0.095)	(4.5%)	(15.0%)
+100	$2.073	($0.028)	(1.3%)	(7.5%)
Market Implied	$2.100	$0.000	0.0%	0.0%
-100	$2.067	($0.033)	(1.6%)	(7.5%)

Interest rate risk management

- The shorter term measure of the interest rate risk "Earnings at Risk" position is asset sensitive due to the immediate repricing of the variable rate assets including the mortgage banking pipeline, warehouse loans, commercial loans and consumer loans while liabilities reprice more slowly.
- The longer term measure of the interest rate position "Economic Value of Equity" is relatively balanced based on market exposures for +/-100 bps.
- Flagstar also performs a Net Income Simulation that includes the effect of changes in interest rates on the mortgage business. Net income increase due to a parallel 100bps increase in rate. Conversely, net income fall under a bear flattener scenario.

42

Flagstar Bancorp

4th Quarter 2016 778 540 457 508 447 337 350 238 238 273 1,115 60 890 49 695 28 746 24 720 34 4Q 2015 1Q 2016 2Q 2016 3Q 2016 4Q 2016 Fannie Mae Freddie Mac Fannie Mae Freddie Mac Audit file pulls Repurchase demands Representation & Warranty reserve details (in millions) 12/31/15 3/31/16 6/30/16 9/30/16 12/31/16 Beginning balance $45) $40) $40) $36 $32 Additions (release) (5) 0) (3) (5) (6) Net (charge-offs) / recoveries (0) 0) (1) (1) 1) Ending Balance $40) $40) $36) $32 $27 Repurchase pipeline ($mm) Repurchase reserve ($mm) Repurchase activity with Fannie and Freddie Repurchase demands / file pulls 6% 4% 3% 5% 5% ASSET QUALITY $20 $16 $11 $11 $6 12/31/2015 3/31/16 6/30/16 9/30/16 12/31/16 43

NON-GAAP RECONCILIATION
4th Quarter 2016

Non-GAAP reconciliation

$mm (except per share amounts)

	3 Months Ended 9/30/16	12 Months Ended 12/31/16
Net interest income (a)	$80	$323
Noninterest income (b)	$156	$487
Adjustment to remove DOJ benefit[1]	(24)	(24)
Adjusted noninterest income (c)	**$132**	**$463**
Noninterest expense (d)	$142	$560
Efficiency ratio (d/(a+b))	59.9%	69.2%
Adjustment to remove DOJ benefit[1]	7.1%	2.0%
Adjusted efficiency ratio (d/(a+c))	**67.0%**	**71.2%**
Net income applicable to common stockholders (e)	$57	$171
Adjustment to remove DOJ benefit[1]	(24)	(24)
Tax impact of DOJ benefit[2]	8	8
Adjusted net income applicable to common stockholders (f)	**$41**	**$155**
Weighted average diluted shares outstanding (g)	57,933,806	57,597,667
Diluted income per share (e/g)	$0.96	$2.66
Adjustment to remove DOJ benefit[1]	(0.41)	(0.42)
Tax impact of DOJ benefit[2]	0.14	0.14
Adjusted diluted income per share (f/g)	**$0.69**	**$2.38**
Average total assets (h)	$14,148	$13,907
Return on average assets ((e/h) x annualization factor)	1.6%	1.2%
Adjustment to remove DOJ benefit[1]	(0.4%)	(0.1%)
Adjusted return on average assets ((f/h) x 4)	**1.2%**	**1.1%**
Average equity (i)	$1,379	$1,464
Return on average equity ((e/i) x annualization factor)	16.5%	11.7%
Adjustment to remove DOJ benefit[1]	(4.6%)	(1.1%)
Adjusted return on average equity ((f/i) x 4)	**11.9%**	**10.6%**
Average common equity (j)	$1,307	$1,313
Return on average common equity ((e/j) x annualization factor)	17.5%	13.0%
Adjustment to remove DOJ benefit[1]	(4.9%)	(1.2%)
Adjusted return on average common equity ((f/j) x 4)	**12.6%**	**11.8%**

1) Reflects the exclusion of the 3Q16 Department of Justice ("DOJ") benefit.
2) Effective tax rate of 34% applied to the Department of Justice ("DOJ") benefit.

44

Flagstar Bancorp